UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2013 Stock Incentive Plan

On June 6, 2013, the stockholders of Superior Energy Services, Inc. (the “Company”) approved the 2013 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing stock-based economic incentives designed to attract, retain, reward and motivate officers, directors, employees, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and our stockholders.

The Compensation Committee (or a subcommittee) will generally administer the Plan, and has the authority to make awards under the Plan, including setting the terms of the awards. The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

The types of awards that may be granted under the Plan include stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 8,000,000. The Plan uses a fungible share design, which means that each share issued subject to a stock option or SAR counts as one share against the Plan limit and each share issued subject to any other incentive (the full value awards) counts as 1.6 shares against the Plan limit. No individual may receive in any fiscal year awards under the Plan, whether payable in cash or shares, that relate to more than 1,000,000 shares of our common stock. Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $10,000,000.

The Plan may be amended or terminated at any time by the Company’s Board of Directors (the “Board”), subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after June 6, 2023.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2013. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2013 Employee Stock Purchase Plan

On June 6, 2013, the stockholders of the Company approved the 2013 Employee Stock Purchase Plan (the “ESPP”). The ESPP permits eligible employees to purchase shares of the Company’s common stock at a discount during six-month offering periods beginning on January 1 and July 1 of each year and ending on June 30 and December 31 of each year, respectively (the “Offering Periods”). Eligible employees may purchase shares through payroll deductions of up to 10% of total compensation per pay period, but may purchase no more than 1,000 shares of common stock in any Offering Period. The price paid by the employees equal to 85% of the fair market value of the common stock on first trading day of the Offering Period or the last trading day of the Offering Period, whichever is less. The maximum aggregate number of shares of common stock that may be purchased through the ESPP is 3,000,000 shares. The ESPP will go into effect on July 1, 2013. The Company’s executive officers are eligible to participate in the ESPP under the same terms and conditions as other plan participants.

For further information regarding the ESPP, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2013. The information included herein relating to the ESPP is qualified in its entirety by reference to the actual terms of the ESPP, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective June 6, 2013, the Company amended its certificate of incorporation pursuant to a Certificate of Amendment to remove restrictions on ownership and control of the Company’s capital stock by non-U.S. citizens. Except for the foregoing amendment, the other terms and provisions of the Company’s certificate of incorporation remain unchanged.

The foregoing description of the Certificate of Amendment is a summary only and is qualified in its entirety by the full text of the Certificate of Amendment which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provisions of the Code of Ethics.

(a) On June 6, 2013, the Board adopted a revised Code of Business Ethics and Conduct (the “Code”), effective as of such date, that applies to all of the Company’s directors, officers and employees, as well as to directors, officers and employees of each subsidiary of the Company. The Code was revised in connection with the Board’s normal periodic review of Company policies and the revisions, among other things, (1) enhance its overall readability and understanding , (2) include a provision on open door communication, and (3) clarify the exceptions and waivers procedures. The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code.

The foregoing description of the amendments to the Company’s Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Ethics and Conduct, a copy of which is included as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Code is also available free of charge on the Company’s website (www.superiorenergy.com).

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of the Company was held on June 6, 2013. As of the record date for the Annual Meeting, April 19, 2013, the Company had 159,526,281 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following six proposals at the Annual Meeting, casting their votes as described below.

Proposal 1 – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board.

Nominee	Votes For	Votes Withheld	Broker Non- votes
Harold J. Bouillion	123,529,351	8,690,696	9,835,351
Enoch L. Dawkins	111,649,578	20,570,469	9,835,351
David D. Dunlap	127,463,745	4,756,302	9,835,351
James M. Funk	122,943,539	9,276,508	9,835,351
Terence E. Hall	128,759,077	3,460,970	9,835,351
Ernest E. Howard, III	115,805,331	16,414,716	9,835,351
Peter D. Kinnear	129,090,159	3,129,888	9,835,351
Michael M. McShane	122,884,902	9,335,145	9,835,351
W. Matt Ralls	121,645,634	10,574,413	9,835,351
Justin L. Sullivan	128,553,616	3,666,431	9,835,351

Proposal 2 – Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy statement for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
88,594,718	43,333,410	291,918	9,835,352

Proposal 3 – Adoption of the 2013 Stock Incentive Plan. Proposal 3 was a proposal to approve the adoption of the 2013 Stock Incentive Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
126,571,465	5,395,417	253,165	9,835,351

Proposal 4 – Adoption of the 2013 Employee Stock Purchase Plan. Proposal 4 was a proposal to approve the adoption of the 2013 Employee Stock Purchase Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
131,288,195	694,159	237,692	9,835,352

Proposal 5 – Adoption of the Charter Amendment. Proposal 5 was a proposal to approve an amendment to the Company’s certificate of incorporation as disclosed in the proxy statement for the Annual Meeting. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
131,489,209	433,777	297,060	9,835,352

Proposal 6 – Ratification of Retention of Auditors. Proposal 6 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved.

Votes For	Votes Against	Abstentions
140,841,298	974,720	239,379

Item 8.01	Other Events

As previously reported, the Company implemented a new executive change of control severance program in December 2012, which will become effective on June 15, 2013, unless the Company exercises it unilateral right to cancel the program prior to that date. We incorporated this discretion into the program in order to allow time and flexibility for us to assess our stockholders’ views of the program and respond to those views as we believed appropriate. As noted in our proxy filings, both prior to and following implementation of the program, we worked extensively to engage our largest investors and advisory firms in discussions in an effort to ensure that we understood and addressed, if possible, their concerns and considerations.

As reported in Item 5.07, at the Annual Meeting our stockholders approved the advisory say-on-pay proposal, with approximately 67% of the shares present and entitled to vote supporting the proposal. In particular, nine of our ten largest investors, representing approximately 40% of our outstanding shares, voted in support of the advisory say-on-pay proposal. Based on the conversations we have had with our large investors, we believe this vote reflected our stockholders’ support of the new program. As such, we have elected not to cancel the program and it will become effective on June 15, 2013. We understand that there are continuing concerns among some investors and advisory groups, and we intend to continue our discussions in the coming months in order to gain further insight into their views of the program and our current executive compensation policies and practices.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Superior Energy Services, Inc., dated June 6, 2013.

10.1	Superior Energy Services, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 filed June 6, 2013).

10.2	Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8 filed June 6, 2013).

14.1	Code of Business Ethics and Conduct, as adopted June 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: June 11, 2013